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Exhibit 10.7

SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

        This SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement"), entered into as of April 2, 2004, is by and among Basic Energy Services, Inc. (formerly named BES Holding Co.), a Delaware corporation (the "Company"), DLJMB Funding III, Inc., a Delaware corporation, DLJ ESC II, L.P., a Delaware limited partnership, and their Affiliates who are stockholders of the Company and party hereto (the "DLJ Parties"), Southwest Royalties Holdings, Inc., a Delaware corporation, Southwest Partners II, L.P., a Delaware limited partnership, Southwest Partners III, L.P., a Delaware limited partnership (individually, a "Southwest Party" and collectively, the "Southwest Parties"), First Reserve Fund VIII, LP, a Delaware limited partnership, ("First Reserve"), Randy Spaur (a natural person), Peter O. Kane (a natural person), Michael D. Schmid (a natural person), Jay R. Anderson (a natural person), William L. Hubbell (a natural person), Sterling Trust FBO William L. Hubbell, Donald C. Busha Revocable Trust, Jay D. Hacklin (a natural person) (each, including First Reserve, a "FESCO Party" and collectively, the "FESCO Parties"), Joey D. Fields (a natural person), Dub W. Harrison (a natural person), James J. Carter (a natural person), Charles W. Swift (a natural person), Kenneth V. Huseman (a natural person), and each other holder of record of Common Stock (as defined below) who may hereafter duly and properly become bound by the terms hereof as required by Section 8.5, each person named above and each Person that hereafter may become a party hereto as contemplated hereby being referred to individually as a "Party" and collectively as the "Parties".

RECITALS

        WHEREAS, the Parties are parties to that certain Amended and Restated Stockholders' Agreement entered into as of October 3, 2003 (the "2003 Agreement"); and

        WHEREAS, the Parties desire to amend and restate the 2003 Agreement in the manner set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

        1.1    Definitions.    In addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

          "2000 SPA" means that certain Securities Purchase Agreement dated as of December 21, 2000, by and between the DLJ Parties and Basic, whereby, among other things, the DLJ Parties acquired Common Stock in the Company.

          "2003 SPA" means that certain Securities Purchase Agreement dated October 3, 2003, by and among the Company, the FESCO Parties and FESCO Holdings, Inc. (as amended to date), whereby, among other things, the FESCO Parties acquired Common Stock in the Company.

          "Affiliate" means, with respect to any Person, any Person controlling, controlled by, or under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" has the meaning specified in the preamble hereto.

          "Allocated Stock" has the meaning specified in Section 4.9(c).

          "Applicable Percentage" means with respect to each Party, a percentage equal to a fraction, the numerator of which is equal to the aggregate number of shares of Fully-Diluted Common Stock requested to be included in the Piggyback Registration by such party and the denominator of which is equal to the number of shares of Fully-Diluted Common Stock requested to be included in the Piggyback Registration by all such Parties.

          "Basic" means Basic Energy Services, Inc., the predecessor in interest to the Company.

          "Beneficial" ownership or "beneficially" owned, with respect to any shares of Common Stock, shall have the same meaning as in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          "Board of Directors" means the board of directors of the Company or any committee or other body acting on behalf of, and possessing the rights as may be delegated by, the board of directors of the Company.

          "Bona Fide Offer" means any bona fide offer to acquire shares of Common Stock or Common Stock Equivalents (whether in the form of a purchase of shares of Common Stock or Common Stock Equivalents, merger, business combination, recapitalization or otherwise) made by a Person which has the demonstrable financial ability to consummate such a transaction.

          "Business" means providing well site servicing to oil and gas drilling and producing Persons.

          "Business Day" means any day other than a day on which banks in the State of Texas or New York are authorized by law to close.

          "Capital Stock" means any and all shares of stock, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing, including, without limitation, any Common Stock Equivalents.

          "Cause" means (i) with respect to any Management Holder who is a party to a written employment agreement with the Company or any Subsidiary, which agreement contains a definition of "cause" or "for cause" (or words of like import) for purposes of termination of employment thereunder by the Company or any Subsidiary, "cause" or "for cause" (or words of like import) as defined in such agreement, (ii) in all other cases, (1) any embezzlement or wrongful diversion of funds of the Company or any Subsidiary by a Management Holder, (2) gross malfeasance or gross neglect by a Management Holder in the conduct of such Management Holder's duties (including, by example, the intentional or willful failure or failure due to bad faith to substantially perform his employment duties or excessive absenteeism), (3) any misconduct that by such Management Holder that is significantly injurious to the Company or any Subsidiary or Affiliate of the Company, (4) any material breach by a Management Holder of any covenant contained in any agreement or contract with the Company or any Subsidiary of the Company (including, without limitation, this Agreement) or (5) conviction or the entry of a plea of nolo contendere or equivalent plea of a felony in a court of competent jurisdiction, or any other crime or offense involving moral turpitude.

          "Closing" has the meaning specified in Section 4.9.

          "Commitment Agreement" means that certain Commitment Agreement, dated December 21, 2000, by and between the Company and the DLJ Parties, pursuant to which the DLJ Parties have committed to purchase shares of Common Stock in order to fund certain acquisitions to be made by the Company.

          "Common Stock Equivalents" means (without duplication with any other shares of Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, shares of Common Stock or securities convertible or exchangeable into shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          "Common Stock" means the shares of common stock, par value US $0.01 per share, of the Company.

          "Contractual Lock-Up Period" has the meaning specified in Section 4.1.

          "Confidential Information" has the meaning specified in Section 8.8.

          "Confidentiality Obligations" has the meaning specified in Section 8.8.

          "Confidentiality Regulations" has the meaning specified in Section 8.8.

          "Co-Sellers" has the meaning specified in Section 4.3.

          "Co-Sellers' Stock" has the meaning specified in Section 4.3.

          "Conversion Agreement" has the meaning specified in Section 8.8.

          "Deceased Spouse" has the meaning specified in Section 4.9(c).

          "Demand Period" has the meaning specified in Section 5.1.

          "Demand Registration" has the meaning specified in Section 5.1.

          "Demand Request" has the meaning specified in Section 5.1.

          "DLJ Initial Position" has the meaning specified in Section 4.1.

          "DLJ Parties" has the meaning specified in the preamble hereto.

          "Divorced Spouse" has the meaning specified in Section 4.9(c).

          "EBITDA Contingent Warrant" means that certain EBITDA Contingent Warrant issued as of December 21, 2000 to certain Holders, pursuant to which such Holders may acquire additional shares of Common Stock, subject to the Company achieving certain earnings levels.

          "Effective Date" means the date of this Agreement.

          "Exchange Act" has the meaning specified in Section 5.4.

          "Fair Market Value" shall mean:

            (i)    Before a Qualified IPO, the value of shares of Common Stock of the Company held by any Person as determined, whenever the terms and provisions hereof call for a determination of the "Fair Market Value" of such shares (a "Subject Interest"), in good faith by the Board of Directors to be, as of any date, the fair market value of such Subject Interests.

            (ii)   After a Qualified IPO, the value of a Subject Interest is the average of the daily Closing Prices of such Subject Interest for the twenty (20) consecutive Trading Days prior to and including the date in question. "Closing Price" shall mean with respect to the Subject Interest: (A) the closing sale price on such day on the principal stock exchange on which such security is then listed or admitted to trading, (B) if no such sale takes place on such day on such exchange, the average of the reported closing bid and asked prices for such security, as officially reported on such exchange, (C) if such security is not listed or admitted to trading on any such exchange, the average of the closing bid and asked prices of such security in the over-the-counter market on such day as reported by the National Association of Securities Dealers Automated Quotation System, (D) if such firm is not engaged in the business of reporting such prices, as reported by a similarly generally accepted reporting service or (E) if no such service is available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose. "Trading Day" shall mean with respect to the Subject Interest: (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or other national or international securities exchange, a day on which the New York Stock Exchange or such other national or international securities exchange is open for business, (B) if the applicable security is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (C) if the applicable security is not otherwise listed, admitted for trading or quoted, any Business Day.

          "FESCO Parties" has the meaning specified in the preamble hereto.

          "FESCO Stockholder Agent" has the meaning set forth in Section 8.1.

          "Fully-Diluted Common Stock" means, at any time, the then outstanding shares of Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise (including, with respect to all outstanding options, the "cashless-broker" exercise, if available, through procedures approved by the Company), conversion or exchange of all then-outstanding Common Stock Equivalents.

          "GAAP" means generally accepted accounting principles as applied in the United States of America.

          "Good Reason" means (i) with respect to any Management Holder who is a party to a written employment agreement with the Company or any Subsidiary, which agreement contains a definition of "good reason" for purposes of termination of employment thereunder by the Management Holder, "good reason" as defined in the most recent of such agreements or (ii) with respect to any Management Holder who is not a party to a written employment agreement with the Company or any Subsidiary, the occurrence of one or more of the following: (1) without such Management Holder's express written consent, the assignment to such Management Holder of any duties (other than a promotion), or any limitation of such Management Holder's responsibilities, materially inconsistent with such Management Holder's duties and responsibilities with the Company or any Subsidiary as of the first to occur of the Effective Date or the date that the Management Holder first becomes subject to and bound by this Agreement, and provided that such change has remained uncured for a period of at least thirty (30) days following written notice from such Management Holder describing in reasonable detail the nature of such alleged change, (2) any failure by the Company or any Subsidiary to pay, or any reduction by the Company or any Subsidiary of, such Management Holder's annual base salary for the preceding year that remains uncured for a period of at least thirty (30) days following written notice from such Management Holder of the occurrence of such alleged failure, or (3) without such Management Holder's express written consent, the requirement by the Company or any Subsidiary that he perform the duties required of him at a location other than that where such Management Holder primarily performs his duties as of the first to occur of the Effective Date or the date such Management Holder first becomes subject to and bound by this Agreement (or such other location to which such Management Holder previously agreed to relocate), that is more than 50 miles from such original location (or such other agreed upon location).

          "Group" means any Person and Affiliate(s) of that Person acting in concert for the purpose of acquiring, holding or disposing of equity interests in the Company in other than a public offering of such equity interests.

          "Holder" means any Person owning shares of Common Stock of the Company.

          "Information" has the meaning set forth in Section 3.1(b).

          "Lock-Up Expiration Date" has the meaning specified in Section 4.1.

          "Management Holder" means any officer or director of the Company who owns shares of Common Stock and/or Common Stock Equivalent of the Company.

          "Management Holder Seller" has the meaning set forth in Section 4.9.

          "Merger Agreement" has the meaning specified in Section 8.8.

          "Non-Management Holder" means a Person who owns shares of Common Stock of the Company and is not a Management Holder, a DLJ Party or First Reserve but is bound by this Agreement in their capacity as a stockholder of the Company.

          "Non-Vested Stock" has the meaning specified in Section 4.9(c).

          "Notice" has the meaning specified in Section 8.7.

          "Notice Date" has the meaning specified in Section 4.3.

          "Observer" has the meaning set forth in Section 3.1(b).

          "Other Permitted Transferee" means (i) in the case of the Southwest Parties, any corporation, partnership or other entity which is a controlled subsidiary of any of the Southwest Parties and (ii) in the case of the Non-Management Holders, (A) any corporation, partnership, trust or other entity which is controlled by the applicable Non-Management Holder, (B) the applicable Non-Management Holder's heirs, executors, administrators, testamentary trustees, legatees or beneficiaries (collectively, "Associates"), (C) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include any of the respective Associates or their spouses or lineal descendants, (D) a voting trustee for one or more of the respective subsidiaries or Associates under the terms of a voting trust as of the Effective Date.

          "Permanent Disability" means (i) with respect to any non-director Management Holder (A) who is a party to a written employment agreement with the Company or any Subsidiary, which agreement contains a definition of "disability" or "permanent disability" (or words of like import) for purposes of termination of employment thereunder by the Company or any Subsidiary, "disability" or "permanent disability" as defined in the most recent of such agreements, or (B) in all other cases, if such Management Holder, due to a disability of a permanent nature (determined to exist in the manner provided below), is unable to perform his duties and responsibilities to the Company or the applicable Subsidiary for a period of not less than ninety (90) days during any one hundred eighty (180) consecutive day period; provided that "Permanent Disability" shall be deemed to occur upon the expiration of such one hundred eighty (180) day period and a determination by the Board of Directors that there is no reasonable accommodation (within the meaning of the Americans with Disabilities Act) which would enable such Management Holder to perform the essential functions of such Management Holder's position despite the existence of such disability, and the Board of Directors, upon the advice of a qualified physician mutually agreeable to such Management Holder (or, if appropriate, such Management Holder's representative) and the Board of Directors, shall have determined that such Management Holder is physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing such Management Holder's duties and responsibilities to the Company or the applicable Subsidiary.

          "Permitted Management Holder Transferee" means (i) any corporation, limited liability company, trust, limited partnership or other comparable entity established for the benefit of a Management Holder, the spouse and/or one or more of the lineal descendants of any Management Holder which is controlled by such Management Holder or (ii) the spouse, parent, and/or one or more of the lineal descendants of any Management Holder.

          "Permitted Transferee" is defined only with respect to any DLJ Party and First Reserve, and means respectively for each (i) any Affiliate, (ii) any corporation, partnership or other entity which is an Affiliate of any DLJ Party or First Reserve, as the case may be (collectively, the "Private Equity Affiliates"), (iii) any managing director, general partner, director, limited partner, officer or employee of First Reserve or any DLJ Party, as the case may be, or a Private Equity Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (iii) (collectively, "Private Equity Associates"), (iv) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include First Reserve or any DLJ Party, as the case may be, or any Private Equity Affiliates, Private Equity Associates, their spouses or their lineal descendants and (v) a voting trustee for First Reserve or any DLJ Party, as the case may be, or for one or more Private Equity Affiliates or Private Equity Associates under the terms of a voting trust.

          "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

          "Piggyback Registration" has the meaning specified in Section 5.2.

          "Piggyback Securities" has the meaning specified in Section 5.9.

          "Post-Closing Management Stock" has the meaning specified in Section 4.9.

          "Promissory Note" has the meaning specified in Section 4.9.

          "Purchaser" has the meaning specified in Section 4.9.

          "Qualified IPO" means a consummated initial public offering of shares of Common Stock, which is underwritten on a firm commitment basis by a nationally-recognized investment banking firm.

          "Registrable Securities" means the Common Stock and any shares of Common Stock that are issuable upon the exercise of any right, including pursuant to any option, warrant or security convertible into shares of Common Stock or similar right and any other securities issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it is eligible for sale under Rule 144 without respect to any volume limitations, unless the Company fails, upon request of the Holder accompanied by an opinion of counsel to the Holder, reasonably acceptable to the Company, to the effect that the Registrable Securities are eligible for resale under Rule 144(k), to remove all restrictive legends on certificates representing such Registrable Security in connection with an anticipated transfer of such Common Stock that is otherwise permitted by this Agreement, or (iii) (A) it has been otherwise transferred and (B) the Company has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend, other than the legend required pursuant to Section 8.6 of this Agreement, if applicable, and (C) it may be resold without registration under the Securities Act.

          "Registration Expenses" has the meaning specified in Section 6.2.

          "Required Filing Date" has the meaning specified in Section 5.1(c).

          "Required Sale" has the meaning specified in Section 4.3.

          "Required Sale Notice" has the meaning specified in Section 4.3.

          "Required Sale Date" has the meaning specified in Section 4.3.

          "Restriction" has the meaning specified in Section 8.6.

          "Retirement" means a termination of employment of a Management Holder, which is the result of (i) the expiration (including any available extensions) of such Management Holder's most recent employment agreement with the Company or any Subsidiary, (ii) a Management Holder being an employee with the Company or any Subsidiary for a certain number of years as determined by the Board of Directors, or (iii) the Management Holder obtaining the age of sixty (60) years old; provided that upon obtaining such age, the Management Holder has been an employee of the Company or any Subsidiary for a continuous period of at least five (5) years.

          "Sale Price" has the meaning specified in Section 4.3.

          "Sale Stock" has the meaning specified in Section 4.3.

          "SEC" means the United States Securities and Exchange Commission or any successor governmental agency.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "Seller" has the meaning specified in Section 4.3.

          "Selling Holder" means a holder of Registrable Securities who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

          "Southwest Parties" has the meaning specified in the preamble hereto.

          "Subsequent Notice" has the meaning specified in Section 3.7.

          "Subsequent Registration" has the meaning specified in Section 4.1.

          "Subsequent Restricted Period" has the meaning specified in Section 4.1.

          "Subsidiary" means (i) any corporation or other entity a majority of the Capital Stock or other equity securities of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (ii) any limited liability company in which the Company or any direct or indirect Subsidiary is the sole managing member or (iii) any partnership in which the Company or any direct or indirect Subsidiary is a general partner.

          "Suspension Period" has the meaning specified in Section 6.3.

          "Transferor" has the meaning specified in Section 4.2.

          "Transferor's Notice" has the meaning specified in Section 4.2.

          "Third Party" has the meaning specified in Section 4.3.

          "Underwriter" means a securities dealer that purchases any shares of Common Stock as principal and not as part of such dealer's market-making activities.

        1.2    References; Gender; Number; Certain Phrases.    References to this "Agreement" shall mean this Stockholders' Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative. All references in this Agreement to an "Article," "Section," "Exhibit" or "Schedule" are to an Article, Section, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context requires otherwise, the words "this Agreement," "hereof," "hereunder," "herein," "hereby" or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. The words "include", "includes" and "including" shall mean "include, without limitation,", "includes, without limitation" and "including, without limitation,", respectively. All references herein to "dollars" or "$" refer to currency of the United States of America. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

        2.1   Each of the Southwest Parties, the DLJ Parties, each of the FESCO Parties that is not a natural person, and each other Party that is not a natural person (as to itself only) hereby represents and warrants to the Company and the other Parties that:

          (a)   it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with full power and authority under its certificate of incorporation and/or other organizational document(s) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

          (b)   this Agreement has been duly and validly executed and delivered by it and, upon the Effective Date, constitutes the binding obligation enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, to general principles of equity (including a court's discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

          (c)   the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule or regulation to which it is subject, (B) violate any order, judgment, or decree applicable to it or (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, by-laws or such other comparable organizational and governing document(s), as the case may be, or any agreement or other instrument to which it is a party or by which it is bound.

        2.2   Each Party who is a natural person, including both Management Holders and Non-Management Holders, hereby represents and warrants (as to himself or herself only) to the Company and the other Parties that:

          (a)   he has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by him (or her) of this Agreement and the consummation by him (or her) of the transactions contemplated hereby have been duly authorized by all necessary action;

          (b)   this Agreement has been duly and validly executed and delivered by him (or her) and, upon the Effective Date, constitutes the binding obligation thereof enforceable against him (or her) in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, to general principles of equity (including a court's discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

          (c)   the execution, delivery and performance by him (or her) of this Agreement and the consummation by him (or her) of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule or regulation to which he (or she) is subject, (B) violate any order, judgment or decree applicable to him (or her) or (C) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which he (or she) is a party or by which he (or she) is bound.

        2.3   The Company hereby represents and warrants to each other Party that:

          (a)   it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority under its certificate of incorporation and other organizational documents to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

          (b)   this Agreement has been duly and validly executed and delivered by the Company and, upon the Effective Date, constitutes the binding obligation thereof enforceable against the Company in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, to general principles of equity (including a court's discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

          (c)   the execution, delivery and, upon the Effective Date, performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule or regulation to which the Company is subject, (B) violate any order, judgment or decree applicable to the Company or (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws or such other comparable organizational and governing document(s), as the case may be, or any agreement or other instrument to which the Company is a party or by which it is bound.

ARTICLE 3

MANAGEMENT OF THE COMPANY;
ACTIVITIES OF THE PARTIES

        3.1    Board of Directors.

          (a)   Generally. The Board of Directors of the Company shall manage the operation and affairs of the Company in accordance with the Company's certificate of incorporation and bylaws and, in accordance therewith, shall select, appoint and remove the officers of the Company. The six (6) directors comprising the Board of Directors as of the Effective Date shall meet the requirements of Sections 3.2 through 3.4. After the effective date of the 2003 Agreement, the Board of Directors may consist of such numbers of directors as in accordance with the provisions contained herein and in the Company's certificate of incorporation and bylaws. Following a Qualified IPO,

    (i)
    the rights in Section 3.1, including Observer rights in Section 3.1(b) below, shall terminate and be of no further force an effect on the later of (i) the date 180 days following the effective date of the Qualified IPO and (ii) the date First Reserve ceases to beneficially own 5% or more of the Company's outstanding Common Stock;

    (ii)
    the rights set forth in Sections 3.2, 3.3 and 3.4 regarding the election of directors shall terminate and be of no further force or effect effective as of the closing date of the Qualified IPO;

    (iii)
    the preemptive rights set forth in Section 3.7 shall terminate and be of no further force or effect effective as of the closing date of the Qualified IPO;

    (iv)
    the obligations set forth in Section 3.8 shall be deemed satisfied by the Company by its filing of such financial statements with the SEC.

          (b)   Board Observer. The Company shall permit a representative of First Reserve (the "Observer") to attend all meetings of the Board of Directors and all committees thereof to which the Observer is assigned by the Board of Directors (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to First Reserve, the right (A) to receive all notices, reports and other communications sent to directors, at the same time they are transmitted to directors, (B) to consult with and advise members of senior management of the Company, and (C) upon reasonable notice, to have access to the books and records of the Company. The Observer may be excluded from any meeting or portion thereof and need not be provided such materials if a majority of the Board of Directors reasonably believes that the Observer's attendance at such meeting or access to such information would: (i) adversely affect attorney-client privilege between the Company and its counsel or (ii) involve a conflict of interest between the Company and First Reserve. First Reserve agrees and acknowledges that it and the Observer will be bound by the confidentiality provisions of Section 8.8 of this Agreement. The Company acknowledges that First Reserve and the Observer may have, from time to time, information ("Information") that may be of interest to the Company regarding a wide variety of matters including, by way of example only, current and future investments First Reserve has made, may make, may consider or may become aware of with respect to other companies that may be competitive with the Company's. The Information may or may not be known by the Observer. The Company agrees that First Reserve and the Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit First Reserve's ability to pursue opportunities based on such Information or that would require First Reserve or the Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company. First Reserve's initial Observer shall be Ben A. Guill. From time to time, First Reserve may, upon written notice to and approval by the Company, appoint a different Observer to replace Mr. Ben A. Guill.

        3.2    Election of Directors Designated by the DLJ Parties.    The Parties to this Agreement (and any successor(s) in interest), shall take or cause to be taken all action within their power, including, but not limited to, the voting of shares of Capital Stock of the Company (to the extent that any such Person holds shares of Capital Stock of the Company entitled to vote thereon), required to cause the Board of Directors to nominate and elect or appoint as directors four (4) directors designated by the DLJ Parties on and after the Effective Date or, if on such date or at any time thereafter the aggregate number of directors exceeds six, such number of directors as most closely approximates two-thirds (2/3) of the aggregate number of directors.

        3.3    Election of a Director designated by the Southwest Parties.    For as long as the Southwest Parties and their Affiliates in the aggregate own a percentage interest of the outstanding Common Stock that is equal to or greater than 50% of the percentage interest of the number of outstanding shares of Common Stock owned by the Southwest Parties immediately following the closing of the 2000 SPA, the Parties to this Agreement (and any successor(s) in interest), shall take or cause to be taken all action within their power, including, but not limited to, the voting of shares of Capital Stock of the Company (to the extent that any such Person holds shares of Capital Stock of the Company entitled to vote thereon), required to cause the Board of Directors to nominate and elect or appoint as a director one (1) director designated by the Southwest Parties.

        3.4   Election of CEO as Director. The Parties to this Agreement (and any successor(s) in interest), shall take or cause to be taken all action within their power, including, but not limited to, the voting of shares of Capital Stock of the Company (to the extent that any such Person holds shares of Capital Stock of the Company entitled to vote thereon), required to cause the Board of Directors to nominate and elect or appoint as a director the chief executive officer of the Company as long as such officer is a party to an employment agreement with the Company that requires such officer to receive a position on the Company's Board of Directors. In the event the chief executive officer of the Company is not a party to an employment agreement that entitles such officer to be a director of the Company, the DLJ Parties shall be entitled to designate the director to fill such directorship.

        3.5    Director Compensation.    Members of the Board of Directors who are non-employees and are not Affiliates of any of the Parties shall receive compensation for their services as board members as determined by the other members of the Board of Directors.

        3.6    Repurchase of Stock from Certain Executives.    Each Party hereto shall take all action within its power, including but not limited to, the voting of shares of Capital Stock of the Company (to the extent that any such Person holds shares of Capital Stock of the Company entitled to vote thereon), required to approve any resolution submitted to the stockholders of the Company for the approval of payments by the Company to executives, pursuant to employment agreements between such executives and the Company or any of its subsidiaries, for the repurchase by the Company of shares of Capital Stock of the Company held by such executives.

        3.7    Stockholders' Preemptive Rights.    If the Company proposes to sell any of its Capital Stock to any Person in a transaction or transactions, as the case may be, other than (a) pursuant to a Qualified IPO or other public offering of any of its Capital Stock, (b) as consideration for the acquisition of any other Person, assets or businesses, (c) equity securities offered to employees or directors of, or consultants or advisors to, the Company in accordance with the approval of the Board of Directors, or (d) any equity securities (including convertible debt or warrants) issued as or in connection with a loan to or debt financing of the Company, each Party shall have the right to purchase, at the same price per share and upon substantially similar terms and conditions, up to a number of shares of such Capital Stock sufficient for it to maintain the same percentage ownership of outstanding securities of such class of Capital Stock of the Company as it owned immediately prior to such issuance. In the event of a proposed transaction or transactions, as the case may be, that would give rise to preemptive rights of a Party or Parties under this Section 3.7, the Company shall provide notice to such Party or Parties no later than thirty (30) days prior to the expected consummation of such transaction or transactions. Each Party possessing preemptive rights hereunder shall provide notice of its election to exercise such rights within ten (10) Business Days after delivery of such notice from the Company. If any Party having a right to purchase shares of the Company's Capital Stock under the preceding sentence shall elect not to exercise such right, then the other Parties that have elected to exercise their rights with respect hereto shall have the right to purchase additional shares of such Capital Stock from those upon which such right was not exercised, on a pro rata basis insofar as more than one such Party desires to so purchase additional shares of Capital Stock; provided, however, that if, in connection with any proposed transaction or transactions giving rise to rights hereunder (including pursuant to a Subsequent Notice as described below), any shares of Capital Stock remain from those that were available in the Parties pursuant to their rights hereunder, no Party shall have any preemptive rights under this Section and the proposed transaction or transactions shall be consummated without any exercise of preemptive rights hereunder. In the event of a situation described in the preceding sentence in which a Party elects not to exercise its preemptive rights with respect to a proposed transaction or transactions, the Company shall provide notice (the "Subsequent Notice") of such fact within five (5) Business Days following the receipt of all of the notices concerning such elections from the Parties possessing such preemptive rights. Each Party possessing the right to purchase the additional shares of Capital Stock upon which the preemptive rights were not exercised shall respond to this Subsequent Notice by sending a response notice with respect thereto within five (5) Business Days after delivery of the Subsequent Notice. Failure of any Party to respond to such Subsequent Notice with a notice stating the election of such Party to purchase such additional shares of Capital Stock shall be deemed to be an election not to purchase such shares of Capital Stock and the proposed transaction or transactions shall be consummated without any exercise of preemptive rights hereunder.

        3.8    Financial Statements.

          (a)   As soon as practicable following the end of each fiscal year of the Company (in no event later than one hundred twenty (120) days after the end of such fiscal year), the Company shall cause its independent accounts to prepare and deliver to the DLJ Parties and the FESCO Stockholder Agent an audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statement of operations, changes in stockholders' equity and cash flows of the Company for such fiscal year (or similar statements if such statements change as the result of changes in GAAP), together with the notes related thereto. Such financial statements shall be accompanied by a report of the Company's independent accountants to the effect that such financial statements have been prepared in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit of such financial statements has been performed in accordance with GAAP.

          (b)   As soon as practicable following the end of the each fiscal quarter of the Company, including the final fiscal quarter (in no event later than sixty (60) days after the end of any such fiscal quarter), the Company shall prepare and deliver to the DLJ Parties and the FESCO Stockholder Agent an unaudited consolidated balance sheet of the Company as of the end of such fiscal quarter and the related unaudited consolidated statement of operations, changes in stockholders' equity and cash flows of the Company for such fiscal quarter and for the fiscal year to date (or similar statements if such statements change as the result of changes in GAAP), in each case setting forth in comparative form the corresponding figures for the preceding fiscal quarter and for the fiscal quarter of the prior fiscal year corresponding to the fiscal quarter just completed.

          (c)   As soon as practicable following the end of the each month (and in any event not later than thirty (30) days after the end of any such month), the Company shall prepare and deliver to the DLJ Parties an unaudited consolidated balance sheet of the Company as of the end of such month and the related unaudited consolidated statement of operations and cash flows of the Company for such month.

ARTICLE 4

TRANSFER OF SECURITIES

        4.1    Transfer of Capital Stock.

          (a)   No Party may transfer any shares of Capital Stock of the Company prior to December 21, 2007, except as contemplated by Sections 4.2, 4.3, 4.7, 4.8 or 4.9 hereof or pursuant to an offering of equity securities registered under the Securities Act by the Company. The terms and provisions of this Article 4 (other than Section 4.9) shall terminate and be of no further force and effect with respect to Capital Stock owned by any of the Parties at such time as: (i) prior to a Qualified IPO, the percentage ownership of the DLJ Parties, their Affiliates and their Permitted Transferees, of the outstanding Common Stock of the Company is less than 25% of their percentage ownership of outstanding Common Stock immediately following the purchase of Common Stock pursuant to both the 2000 SPA and the Commitment Agreement (the "DLJ Initial Position") or (ii) after a Qualified IPO, (x) with respect to Section 4.9, the closing date of the Qualified IPO, and (y) with respect to all other Sections under Article 4, the date that the "lock-up" period, as specified in lock-up letters required under Section 5.12 or otherwise (the "Contractual Lock-Up Period"), relating to the Qualified IPO terminates (the "Lock-Up Expiration Date"); provided, however, that if between the Lock-Up Expiration Date and the one year anniversary of the Qualified IPO the Company files a registration statement for which a Piggyback Registration under Section 5.2 would be available (a "Subsequent Registration"), then the terms and provisions of this Article 4 shall be in effect from date of filing of such registration statement until the expiration of the Contractual Lock-Up Period relating to such Subsequent Registration (a "Subsequent Restricted Period"); provided, further, that if such Subsequent Registration is filed pursuant to Rule 415 under the Act, the Subsequent Restricted Period shall only be applicable during any Contractual Lock-Up Period relating to such Subsequent Registration that is commenced within one year of the date of the Qualified IPO.

          (b)   In the event any of the Holders is given the opportunity to participate in a Piggyback Registration or is entitled to a right of Participation Transaction and (i) such Holder declines to participate in the Piggyback Registration or Participation Transaction and (ii) the sale of securities in the offering related to such declined Piggyback Registration or Participation Transaction is actually completed, then such Holder may, notwithstanding the provisions of this Article 4(but subject to its obligations under any lock-up letter to which such Holder is subject pursuant to Section 5.12 or otherwise), transfer a number of shares equal to the number of shares it would have been able to sell in connection with the applicable Piggyback Registration or Participation Transaction, subject to Section 4.6 of this Agreement.

          (c)   Notwithstanding the terms of this Section 4.1, after a Qualified IPO, the DLJ Parties, in their sole and absolute discretion, may permit any of the other Holders to transfer shares of Capital Stock of the Company without the consent of the other Parties hereto.

        4.2    Right of Participation.

          (a)   If one or more of the DLJ Parties, or any of its Permitted Transferees who have acquired Common Stock without the DLJ Parties making a Participation Offer under this Section 4.2, proposes to sell shares of Common Stock for value (any such DLJ Party and any Permitted Transferees being referred to herein as a "Transferor") in one transaction or a series of related transactions (such transaction, the "Participation Transaction"), but excluding (i) a sale pursuant to a Qualified IPO or other public offering, and (ii) any sale in which all of the Parties agree to participate, then such Transferor shall offer (the "Participation Offer") to each stockholder Party to include in the proposed sale a number of shares of Common Stock designated by any of the Parties, not to exceed, in respect of any such Party, that number of shares of Common Stock determined by application of the following formula: (A) the number of all shares of Common Stock to be sold by the Transferors in the Participation Transaction multiplied by (B)(i) the number of outstanding shares of Common Stock held by such Party divided by (ii) the number of outstanding shares of Common Stock held by all Parties.

          (b)   The Transferor shall give written notice to each Party of the Participation Offer (the "Transferor's Notice") at least 20 days prior to the proposed sale. The Transferor's Notice shall specify the proposed transferee, the number of shares of Common Stock to be sold to such transferee, the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated. Each Party who wishes to include shares of Common Stock in the proposed sale in accordance with the terms of this Section 4.2 shall so notify the Transferor not more than 20 days after the date of the Transferor's Notice. The Participation Offer shall be conditioned upon the Transferor's sale of shares of Common Stock pursuant to the transactions contemplated in the Transferor's Notice with the transferee named therein. If any Party accepts the Participation Offer, the Transferor shall reduce to the extent necessary the number of shares of Common Stock it otherwise would have sold in the proposed sale so as to permit other Parties who have accepted the Participation Offer to sell the number of shares of Common Stock that they are entitled to sell under this Section 4.2, and the Transferor and such other Party or Parties shall sell the number of shares of Common Stock specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale set forth in the Transferor's Notice.

          (c)   For purposes of this Section 4.2, the number of shares of Common Stock shall be deemed to include the shares of Common Stock represented by Common Stock Equivalents. Notwithstanding the foregoing, no Common Stock Equivalents shall receive the benefits of this Section 4.2 prior to the time such Common Stock Equivalents are exercisable for or convertible or exchangeable into shares of Common Stock and, in order to obtain the benefits of this Section 4.2, any such Common Stock Equivalents in the form of options, warrants or other securities convertible or exchangeable into or exercisable for shares of Common Stock must be exercised or canceled prior to or simultaneously with the consummation of the sale pursuant to this Section 4.2.

          (d)   Following the consummation of a Qualified IPO, the provisions of Section 4.2 shall not apply to any sales of shares of Common Stock by a Transferor, in one transaction or a series of related transactions, of less than 10% of all of the then-outstanding shares of Common Stock of the Company.

        4.3    Drag-Along Rights.

          (a)   Notwithstanding any other provision in this Article 4, if any of the DLJ Parties or their Affiliates (such DLJ Parties and/or their Affiliates being referred to in this Section 4.3 as the "Seller") propose to sell shares of Common Stock and Common Stock Equivalents representing 50% or more of all of the Common Stock and Common Stock Equivalents held by the DLJ Parties and their Affiliates (the "Sale Stock") at such time to a third party or parties that are not an Affiliate of the Seller (collectively, a "Third Party") pursuant to a Bona Fide Offer, then Seller shall have the right, subject to the provisions of this Section 4.3, to require all other Parties that are not the Seller (collectively, the "Co-Sellers") to include in such sale (a "Required Sale") a portion of each such Party's shares of Common Stock and Common Stock Equivalents held by the Co-Sellers (the "Co-Sellers' Stock"), by delivering notice (the "Required Sale Notice") to such other Parties. The portion that each such Co-Seller shall be required to include in such sale shall equal the number derived by multiplying (x) the percentage of the Common Stock or Common Stock Equivalents held by the Seller that it proposes to sell by (y) the number of shares of Common Stock and Common Stock Equivalents held by each such other Party.

          (b)   The Required Sale Notice shall set forth: (i) the date of such notice (the "Notice Date"); (ii) the name and address of the Third Party; (iii) the proposed amount and type of consideration to be paid per share of Common Stock for the Sale Stock (the "Sale Price"), and a description in reasonable detail of the terms and conditions of payment offered by the Third Party, together with written proposals or agreements, if any, with respect thereto; (iv) the aggregate number of shares of Sale Stock; and (v) the proposed date of the Required Sale (the "Required Sale Date"), which shall be not less than 30 nor more than 180 days after the Notice Date.

          (c)   The Co-Sellers shall cooperate in good faith with Seller in connection with consummating the Required Sale (including, without limitation, the giving of consents and the voting of any shares of Common Stock of the Company held by the Co-Sellers to approve such Required Sale). On the Required Sale Date, each of the Co-Sellers shall deliver, free and clear of all liens, claims or encumbrances, and on the same terms and conditions applicable to the Seller's sale of the Sale Stock, a certificate or certificates and/or other instrument or instruments for all of its shares of Common Stock and Common Stock Equivalents, duly endorsed and in proper form for transfer, with the signature guaranteed, to such Third Party in the manner and at the address indicated in the Required Sale Notice and Seller shall cause each Co-Seller's share of the purchase price to be paid to such Co-Seller.

          (d)   In the event of any Required Sale, all Co-Sellers that hold Common Stock Equivalents in the form of options, warrants or other securities convertible or exchangeable into or exercisable for shares of Common Stock must exercise or cancel all such options, warrants or conversion or other rights prior to or simultaneously with the consummation of the Required Sale.

          (e)   The terms, rights and obligations under this Section 4.3 shall terminate and be of no further force and effect on such date that the number of outstanding shares of Common Stock held by the Parties to this Agreement is less than 30% of the then outstanding shares of Common Stock of the Company.

        4.4    Prohibited Transfers.    Any purported transfer of shares of Common Stock or Common Stock Equivalents by a Party that is not permitted by the provisions of Article 4, or which is in violation of such provisions, shall be void and of no force and effect whatsoever.

        4.5    Certain Events Not Deemed Transfers.    Except as contemplated by Section 4.3 hereof, in no event shall any of the following constitute a transfer of shares of Common Stock for purposes of Sections 4.1, 4.2 or 4.3 or be subject to the terms hereof: (i) an exchange, reclassification or other conversion of shares of Common Stock into any cash, securities or other property pursuant to a merger, consolidation or recapitalization of the Company or any Subsidiary with, or a sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person; or (ii) an exercise or conversion of Common Stock Equivalents into shares of Common Stock in accordance with the terms thereof.

        4.6    Transfers Subject to Compliance with Securities Act and Other Applicable Law.    No shares of Common Stock may be transferred by a Party (other than pursuant to an effective registration statement under the Securities Act) unless such Party first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such transfer is not required to be registered under the Securities Act and any other applicable law.

        4.7    Permitted Transferees.

          (a)   Notwithstanding anything in this Agreement to the contrary (other than Section 4.6), any of the DLJ Parties or First Reserve, or any Affiliate of any of the DLJ Parties or First Reserve, or any Permitted Transferee thereof may, without the consent of the Company or any of the Parties and without compliance with Sections 4.1, 4.2 or 4.3, at any time transfer any or all of its shares of Common Stock and Common Stock Equivalents to one or more Permitted Transferees, provided that (i) the transfer to such Person is not in violation of applicable U.S. federal or state securities laws, or other similar laws, and (ii) such Person(s), by accepting such shares of Common Stock or Common Stock Equivalents, shall be deemed to have agreed to be bound by the terms of this Agreement on the same terms as the transferring Party generally. In the event that any DLJ Party or First Reserve, or any Affiliate of any of the DLJ Parties or First Reserve, or any Permitted Transferee thereof transfers any shares of Common Stock or Common Stock Equivalents to any transferee in accordance with the terms of this Agreement, other than to a Permitted Transferee or any Person that is a Party to this Agreement, such shares of Common Stock or Common Stock Equivalents, as the case may be, shall thereafter be free from the restrictions set forth in this Agreement and no longer subject thereto and such transferee shall have no rights hereunder, and the definition of Party hereunder shall not include such transferee.

          (b)   Notwithstanding anything in this Agreement to the contrary (other than Section 4.6), any Southwest Party or any Non-Management Holder, respectively, or any Other Permitted Transferees may, without the consent of the Company or any of the Parties and without compliance with Sections 4.1, 4.2 or 4.3, at any time transfer any or all of its shares of Common Stock and Common Stock Equivalents to one or more Other Permitted Transferees, provided that (i) the transfer to such Person is not in violation of applicable U.S. federal or state securities laws, or other similar laws, (ii) such Person(s) shall execute and deliver to the Company a written acknowledgement, in form and substance satisfactory to the Company, stating that such Person(s) agrees to be bound by the terms of this Agreement (on the same terms as such Southwest Party or such Non-Management Holder, respectively, and (iii) if any such Other Permitted Transferee shall cease to qualify as an Other Permitted Transferee after such transfer, the Common Stock and Common Stock Equivalents of such Other Permitted Transferee (A) shall continue to be subject to the terms and conditions of this Agreement and the acceptance of such shares of Common Stock or Common Stock Equivalents by such Person(s) shall be deemed as agreement to be so bound and (B) shall be deemed to be owned by the Southwest Party or Non-Management Holder, as the case may be, that originally transferred such shares pursuant to this Section 4.7(b) for the purpose of calculating such Southwest Party's or Non-Management Holder's percentage ownership of Common Stock and/or Common Stock Equivalents as such calculation may be required under the terms hereof. In the event that any Southwest Party or any Non-Management Holder, respectively, or any Other Permitted Transferee transfers any shares of Common Stock or Common Stock Equivalents to any transferee in accordance with the terms of this Agreement, other than to an Other Permitted Transferee or any Person that is a Party to this Agreement, such shares of Common Stock or Common Stock Equivalents, as the case may be, shall thereafter be free from the restrictions set forth in this Agreement and no longer subject thereto and such transferee shall have no rights hereunder, and the definition of Party hereunder shall not include such transferee.

          (c)   Notwithstanding anything in this Agreement to the contrary, upon the death of any Party who is a natural person, the transfer of any or all of such Party's shares of Common Stock or Common Stock Equivalents to one or more of such Party's legatees, heirs or trustees of a testamentary trust, or to an executor or administrator of the estate of such deceased Party incident to guardianship or probate proceedings involving such estate shall not require the consent of the Company or any of the Parties and shall not be subject to compliance with Sections 4.1, 4.2, 4.3 or 4.4 so long as (i) such heir shall have agreed in writing to be bound by the terms of this Agreement and (ii) the transfer to such heir is not in violation of applicable law.

        4.8    Management Holder Transfers.    Notwithstanding anything in this Agreement to the contrary, any Management Holder or Permitted Management Holder Transferee may, without the consent of the Company or any of the Parties and without compliance with Sections 4.1, 4.2 or 4.3, at any time transfer any or all of its shares of Common Stock and Common Stock Equivalents to one or more Permitted Management Holder Transferees or Management Holders, provided that (i) the transfer to such Person is not in violation of applicable U.S. federal or state securities laws, or other similar laws, and (ii) such Person(s) shall execute and deliver to the Company a written acknowledgement, in form and substance satisfactory to the Company, stating that such Person(s) agrees to be bound by the terms of this Agreement (on the same terms as the Management Holder); and further provided that any such Person(s) shall, in any event, be deemed to have so agreed by accepting such shares of Common Stock and Common Stock Equivalents. In the event that any Management Holder or any Permitted Management Holder Transferee transfers any shares of Common Stock or Common Stock Equivalents to any transferee, in accordance with the terms of this Agreement, other than a Permitted Management Holder Transferee or any Person that is a Party to this Agreement, such shares of Common Stock or Common Stock Equivalents, as the case may be, shall thereafter be free from the restrictions set forth in this Agreement and no longer subject thereto and such transferee shall have no rights hereunder, and the definition of Party hereunder shall not include such transferee.

        4.9    Management's Shares of Stock.    The provisions of Section 4.9 shall apply only to Common Stock or Common Stock Equivalents (including, without limitation, Common Stock acquired pursuant to the exercise of the EBITDA Contingent Warrant) acquired by Management Holders after December 21, 2000 (the "Post-Closing Management Stock"), and shall terminate upon the closing of a Qualified IPO.

          (a)   Optional Purchase of Post-Closing Management Stock. In the event the Company terminates a Management Holder as an employee of the Company or any Subsidiary for Cause or a Management Holder terminates his employment with the Company or any Subsidiary without Good Reason, then such Management Holder and his Permitted Management Holder Transferees holding any Post-Closing Management Stock (the "Management Holder Sellers") shall have the obligation to offer to sell and the Company shall have the right and option, but shall not be required, to purchase all or a portion of the Post-Closing Management Stock of the Management Holder Sellers at the price and on the terms dictated in Section 4.9(f) and Section 4.9(g). The Company shall have the period described in Section 4.9(e) to notify the Management Holder Sellers of the Company's election to purchase all or a portion of the Post-Closing Management Stock.

          (b)   Mandatory Purchase of Post-Closing Management Stock. In the event (i) the Company terminates a Management Holder as an employee of the Company or any Subsidiary other than for Cause, (ii) a Management Holder terminates his employment with the Company or any Subsidiary for Good Reason, (iii) a Management Holder's employment as an employee of the Company or any Subsidiary terminates as a result of Permanent Disability or Retirement, (iv) if a

  Management Holder is not an employee of the Company or any Subsidiary but is a member of the Board of Directors, and such Management Holder ceases to be a member of the Board of Directors, or (v) a Management Holder dies, then such Management Holder or the legal representative of the Management Holder and his Management Holder Permitted Transferees holding any Post-Closing Management Stock (again, the "Management Holder Sellers") shall have the obligation to sell and the Company shall have the obligation to purchase all of the Post-Closing Management Stock held by such Management Holder Sellers at the price and on the terms set forth in Section 4.9(f) and Section 4.9(g).

          (c)   Termination of a Management Holder's Marital Relationship.

            (i)    If, upon the divorce of a Management Holder, all or any portion of that Management Holder's Post-Closing Management Stock is allocated or set aside ("Allocated Stock") to his spouse ("Divorced Spouse"), such Management Holder and the Company shall have the right, but shall not be required, to purchase all or a portion of such Allocated Stock pursuant to Section 4.9(c)(iii). However, any such Post-Closing Management Stock allocated or set aside to a Divorced Spouse who is a registered shareholder prior to such divorce shall not be deemed to be Allocated Stock.

            (ii)   If the spouse ("Deceased Spouse") of a Management Holder dies, and it is determined that all or any portion of a Management Holder's Post-Closing Management Stock or any of the Post-Closing Management Stock held of record by the Deceased Spouse would not vest in such Management Holder ("Non-Vested Stock"), such Management Holder and the Company shall have the right, but shall not be required, to purchase all or a portion of such Non-Vested Stock pursuant to Section 4.9(c)(iii).

            (iii)  Upon the divorce of his spouse and the determination that there is Allocated Stock, a Management Holder shall have, for thirty (30) days following the date of such determination, the right, but shall not be required, to purchase all or a portion of such Allocated Stock. Upon the death of his spouse and the determination that there is Non-Vested Stock, a Management Holder shall have, for thirty (30) days following the date of such determination, the right, but shall not be required, to purchase all or a portion of such Non-Vested Stock. If within such thirty (30) day period such Management Holder does not purchase all of the Allocated Stock or Non-Vested Stock, then such Management Holder shall notify the Company of its right to purchase all or a portion of the remaining Allocated Stock or Non-Vested Stock pursuant to Section 4.9(c)(iv).

            (iv)  The Company shall have the period described in Section 4.9(e) to notify the Divorced Spouse or the legal representatives of the Deceased Spouse of the Company's election to purchase all or a portion of the remaining Allocated Stock or Non-Vested Stock. For purposes of Section 4.9(e), the date on which the event that gives the Company the right to purchase such Stock occurs will be deemed to be the date the Company receives notice that a Management Holder has purchased less than all the Allocated Stock or Non-Vested Stock, or in the absence of any notice, thirty (30) days from the determination that there is Allocated Stock or Non-Vested Stock.

            (v)   All purchases of Post-Closing Management Stock made pursuant to this Section 4.9(c) shall be made at a price determined under Section 4.9(f) and on such terms as determined by Section 4.9(g).

            (vi)  The undersigned spouse of each of the Management Holders joins in the execution of this Agreement to evidence her knowledge of its existence and content, to acknowledge that this Section 4.9 is fair, equitable and in her best interest, and to bind her community interest, if any, and her interest in Allocated Stock or Non-Vested Stock, if any, and her heirs, beneficiaries, assigns, executors, administrators, and legal representatives to the covenants, agreements, terms, and conditions contained in this Section 4.9.

          (d)   Bankruptcy or Reorganization of Management Holder. In the event a Management Holder or any of his Management Holder Permitted Transferees holding any Post-Closing Management Stock shall file a voluntary petition in bankruptcy, or shall be adjudged a bankrupt or insolvent, or shall file any petition or answer seeking for relief under any present or future statute, law, or regulation, or shall file any answer admitting the material allegations of a petition filed against it in any bankruptcy proceeding, or if a decree or order by a court shall have been entered adjudging such Management Holder or such Management Holder Permitted Transferee to be bankrupt or insolvent under federal bankruptcy laws or any applicable law of the United States of America or any state law, or appointing a receiver, trustee or assignee in bankruptcy or insolvency of such Management Holder or such Management Holder Permitted Transferee, or their respective assets, and such decree or order shall have continued undischarged or unstayed for a period of thirty (30) days, the Company shall have the right, but shall not be required in accordance with the provisions of this Section 4.9(d), to purchase all or a portion of the Post-Closing Management Stock held by such Management Holder or such Management Holder Permitted Transferee at the price and on the terms set forth in Section 4.9(f) and Section 4.9(g). The Company shall have the period described in Section 4.9(e) to notify the Management Holder or the Management Holder Permitted Transferee, as the case may be, of the Company's election to purchase all or a portion of the applicable Post-Closing Management Stock.

          (e)   Procedure for Purchase of Post-Closing Management Stock. Within forty-five (45) days after the date which is the date the Company receives notice of the occurrence of an event which gives the Company the right to purchase Post-Closing Management Stock pursuant to Section 4.9, the Chief Executive Officer of the Company, or in his absence any authorized person, shall call and cause to be held a special meeting of the Board of Directors to determine (i) if the Company has the option to purchase any portion of such Post-Closing Management Stock, whether the Company desires to purchase any portion or all of such Post-Closing Management Stock, and (ii) if the Company elects to purchase any portion or all of such Post-Closing Management Stock or is required to purchase any portion or all of such Post-Closing Management Stock, whether such purchase shall be for cash or on the terms set forth in Section 4.9(g). The Board of Directors shall have forty-five (45) days from the date of the special meeting to exercise, by written notice, the right of the Company to purchase any or all of such Post-Closing Management Stock. If no written notice is given, or the special meeting is not held within the prescribed time limits, the Company shall be deemed (a) with respect to the decision whether to exercise the option to purchase any portion of such Post-Closing Management Stock, to have determined to purchase none of such Post-Closing Management Stock, and (b) with respect to the decision whether to purchase any portion or all of such Post-Closing Management Stock for cash or on the terms set forth in Section 4.9(g), to have determined to purchase such portion or all of such Post-Closing Management Stock on the terms set forth in Section 4.9(g).

          (f)    Price Per Share for Post-Closing Management Stock. Except as otherwise provided in this Section (f), the price per share at which shares of Post-Closing Management Stock may be purchased pursuant to this Section 4.9 shall be their Fair Market Value. The price per share at which Post-Closing Management Stock may be purchased pursuant to Section 4.9(a) shall be the lesser of (i) their Fair Market Value and (ii) the net book value per share of the Company, computed in accordance with United States generally accepted accounting principles consistently applied, as of the end of the most recent completed fiscal quarter.

          (g)   Terms of Purchase of Post-Closing Management Stock by the Company.

            (i)    Any purchaser of Post-Closing Management Stock pursuant to this Section 4.9 (the "Purchaser") may pay the full amount of the purchase price for the Post-Closing Management Stock being purchased in cash at the time of purchase ("Closing") or, at his or its option, elect to defer a portion of the purchase price. If an election is made to defer payment, no less than twenty percent (20%) of the purchase price must be paid in cash at the Closing. Any deferred portion of the purchase price shall be evidenced by a promissory note ("Promissory Note") of the Purchaser.

            (ii)   The Promissory Note shall bear interest at a fixed rate equal to the prime rate in effect by JP Morgan Chase Bank, N.A. on the date of the Closing, may be prepaid at any time without penalty (any principal prepayment shall be applied against the next maturing installment of principal), shall provide for acceleration upon default, penalty interest, notice and opportunity to cure upon default, and such other standard and customary terms as the parties may agree. Except during any period in which the payments due under the Promissory Note are tolled pursuant to Section 4.9(g)(v), the Promissory Note shall require equal annual payments of principal plus accrued interest over a term of four (4) years. The first such payment shall be due on the first anniversary of the Closing, and subsequent payments shall be due consecutively on the subsequent anniversaries of such date until the fourth anniversary date at which time the unpaid balance of the Promissory Note plus accrued interest shall be due and payable.

            (iii)  The payment of the Promissory Note shall be secured at any time and from time to time by that number of shares of Post-Closing Management Stock which equals one hundred ten percent (110%) of the value of the unpaid principal amount remaining under the Promissory Note at such time. For purposes of this Section 4.9(g)(iii), the value of the shares of Post-Closing Management Stock held as security for the payment of the Promissory Note shall be determined in accordance with the provisions of Section 4.9(f). At any time and from time to time, the Purchaser shall be entitled to a release of collateral to the extent that the value of the Post-Closing Management Stock held by the holder of the Promissory Note exceeds the unpaid principal amount remaining under the Promissory Note by more than twenty-five percent (25%). Upon request by the Purchaser for such release, the holder of the Promissory Note shall exchange the stock certificate held as collateral for a new stock certificate which reflects the release of shares pursuant to this provision. In addition to the release of collateral described above, the Purchaser shall have the right, at any time and from time to time, to substitute certificates of deposit issued by any state or national bank as security for the Purchaser's obligations. The shares of Post-Closing Management Stock shall be released in such amount so that the sum of the face value of the certificate of deposit and one hundred ten percent (110%) of the value of the shares of Post-Closing Management Stock retained by the holder of the Promissory Note (calculated in accordance with the provisions of Section 4.9(f)) equals the unpaid principal amount remaining under the Promissory Note. So long as the Purchaser is not in default under the Promissory Note, the Purchaser shall be entitled to receive all interest paid on such substituted collateral.

            (iv)  Notwithstanding any provision herein to the contrary, the Company shall only be required to purchase Post-Closing Management Stock pursuant to this Section 4.9 to the extent permitted by law.

            (v)   Any Promissory Note issued by the Company pursuant to this Section 4.9 shall provide that it is payable only out of "surplus" (as described in §154 of the Delaware General Corporation Law), and shall further provide that, in the event the Company shall not, at the time set for any payment, have available an adequate surplus from which to make such payment, or any portion thereof, the Company shall not make such payment, or such portion thereof, as the case may be, and the date for payment, or such portion thereof, shall be tolled, with interest accruing thereon until such surplus is available. The provisions of this Agreement regarding the Company's issuance and payment of Promissory Notes only from surplus shall not be construed to impose on the Company any obligation to create or generate any surplus of any type whatsoever. However, each year the Company shall not declare any cash or stock dividend or voluntarily cause any other charge to be made against surplus if the result thereof would be to cause surplus to fall below the level needed to make any payment(s) on a Promissory Note(s) which is payable during such year period or whose payment has been and is, at the time of such dividend or charge, tolled pursuant to this Section 4.9(g)(v).

            (vi)  In the event the payment of any installment on any Promissory Note is tolled for a period of more than twelve (12) months, such Promissory Note shall be in default, and the holder of such Promissory Note may declare the principal and all interest accrued thereon to be due and payable and may foreclose on any shares of Post-Closing Management Stock or other collateral which shall be the security therefor.

          (h)   Closing of Purchases. The Closing of the purchase of Post-Closing Management Stock pursuant to this Section 4.9 shall take place within forty-five (45) days from the date the procedures set forth in Section 4.9 are complied with, at the time and place chosen by the Company, which shall be reasonably convenient to all parties.

          (i)    Termination of Rights to Sell and Obligations to Purchase. Notwithstanding any other provision contained in this Agreement, the rights and obligations to sell or purchase Post-Closing Management Stock set forth in this Section 4.9 shall terminate upon the later to occur of the Lock-Up Expiration Date or the date that is the expiration of the Subsequent Restricted Period.

          (j)    Insurance. At its discretion, the Company may purchase insurance coverage on the life of a Management Holder to ensure adequate surplus or funds to purchase the applicable Management Holder Sellers' Post-Closing Management Stock under this Section 4.9. If it obtains this coverage, the Company is obligated to use any insurance proceeds to purchase the maximum number of shares possible. After purchasing all of the Post-Closing Management Stock of the applicable Management Holder Sellers, the Company shall retain any excess insurance proceeds. Each Management Holder agrees to use his best effort to assist the Company in obtaining insurance coverage.

ARTICLE 5

REGISTRATION RIGHTS;
PIGGYBACK REGISTRATION

        5.1    Demand Registration Rights.

          (a)   At any time after a date that is the earlier to occur of either (i) December 21, 2008 or (ii) after a Qualified IPO (the "Demand Period"), the DLJ Parties may, on up to three (3) occasions, make a written request of the Company (a "Demand Request") for registration under the Securities Act (a "Demand Registration") of Registrable Securities held by the DLJ Parties, provided that such Registrable Securities shall have proposed offering proceeds for such offering that equals or exceeds US $10 million (or US $5 million in the event the Company is able to register such Registrable Securities on Form S-3). The Southwest Parties, collectively, and the FESCO Parties (acting through the FESCO Stockholder Agent), collectively, may each make one (1) such Demand Request for a Demand Registration, provided (i) they meet the threshold valuations for the offering proceeds as set forth in the foregoing sentence, (ii) the Demand Period has commenced and (iii) the DLJ Parties' percentage ownership of outstanding Common Stock of the Company is less than 25% of their percentage ownership of outstanding Common Stock immediately following the closing of the 2000 SPA.

          (b)   The Company may defer the filing (but not the preparation) of a registration statement required by this Section until a date not later than 60 days after the Required Filing Date (as defined below) if (i) at the time the Company receives the Demand Request, the Company or its Subsidiaries are engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, (ii) an investment banking firm advises the Company that effecting such registration would materially and adversely affect an offering of securities of the Company, or (iii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's equity securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting (subject to the terms of this Agreement) and entering into a letter of intent with the managing Underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this subsection (b) shall be lifted, and the requested registration statement shall be filed forthwith, if: in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated; in the case of a deferral pursuant to clause (ii) of the preceding sentence, such investment banking firm advises the Company that effecting such registration would no longer materially and adversely affect an offering of securities of the Company; or, in the case of a deferral pursuant to clause (iii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this subsection (b), the Company shall promptly, upon determining to seek such deferral, deliver to a requesting holder a certificate signed by the President or CEO of the Company stating that the Company is deferring such filing pursuant to this subsection (b) and the basis therefor in reasonable detail. Within twenty (20) days after receiving such certificate, the requesting holder for which registration was previously requested may withdraw such request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. Notwithstanding the foregoing, the Company may not defer the filing a registration statement pursuant to this subsection (b) more than twice every 12 months.

          (c)   Each Demand Request shall specify the number of shares of Registrable Securities proposed to be sold. Subject to subsection (b) of this Section 5.1, the Company shall use its commercially reasonable efforts to file the Demand Registration within 60 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing, provided that the Company need effect only one Demand Registration at any time in accordance with this Section. The Company shall pay all of its fees, costs and expenses, other than underwriting discounts and commissions, related to any such Demand Registration; provided, however, if the Demand Registration is subsequently withdrawn by the Party or Parties initiating the Demand Registration, the Party or Parties may decide either (i) to pay pro rata any expenses of such registration and retain their rights to such Demand Registration or (ii) to elect to have the Company bear such expenses (in which event such Demand Registration shall count as one of such Party's demands for Demand Registration).

          (d)   Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to register any Person's Registrable Securities pursuant to a Demand Registration unless such Person accepts the terms of the underwriting agreement between the Company and the Underwriter.

        5.2    Notice; Piggyback Registration.    Subject to the provisions of this Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of any equity securities by the Company for its own account or for the account of any of its equity holders, including a registration statement filed pursuant to Section 5.1, (other than a registration statement on Form S-4 or Form S-8 (or such corresponding forms adopted by the SEC for use by foreign issuers), or any substitute form that may be adopted by the SEC, or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the Parties as soon as practicable (but in no event less than 30 days before the anticipated effective date of such registration statement), and such notice shall offer each such Person the opportunity to register the Applicable Percentage of the Registrable Securities held by each such Person (a "Piggyback Registration"). Subject to the limitations in the preceding sentence based on the Applicable Percentage for each such Person and Sections 5.3, 5.4, 5.5, 5.6 and 5.7 hereof, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering. Each such holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

        5.3    Obligations of the Company.    Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to be declared effective, and keep such registration statement effective for up to 120 days; provided, however, that if Holders of Registrable Securities holding shares having an aggregate value in excess of $10 million request that such registration statement be filed on Form S-3 under Rule 415 on a continuous basis and such filing is permitted under applicable SEC rules, the Company shall keep such registration statement effective until all such Registrable Securities are sold thereunder and/or cease to be Registrable Securities, or for two years if earlier, provided that the aggregate value of shares registered under such registration statement also exceeds $10 million.

          (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or such longer period in connection with a Rule 415 offering described in Section 5.3(a) above.

          (c)   Furnish to the Parties such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d)   Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as shall be reasonably requested by the Parties, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

          (f)    Notify each Party covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days, or such longer period in connection with a Rule 415 offering described in Section 5.3(a) above.

          (g)   Use its reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which the same securities issued by the Company are then listed.

          (h)   Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i)    Use its reasonable efforts to furnish, at the request of any Party requesting registration of Registrable Securities pursuant to this Article 5, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 5, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Party or Parties requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Parties requesting registration of Registrable Securities.

        5.4    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 5:

          (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter (as defined in the Securities Act) for such Party and each person, if any, who controls such Party or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Party, underwriter or controlling person.

          (b)   To the extent permitted by law, each selling Party will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel for the Company, accountants for the Company, any underwriter, any other Party selling securities in such registration statement and any controlling person of any such underwriter or other Party, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Party expressly for use in connection with such registration; and each such Party will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Party, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 5.4(b) exceed the net proceeds from the offering received by such Party, except in the case of willful fraud by such Party.

          (c)   Promptly after receipt by an indemnified party under this Section 5.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.4.

          (d)   If the indemnification provided for in this Section 5.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Party under this Section 5.4(d) exceed the net proceeds from the offering received by such Party, except in the case of willful fraud by such Party. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the Company and the Parties.

          (f)    The obligations of the Company and Parties under this Section 5.4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 5, and otherwise.

        5.5    Reports Under Securities Exchange Act of 1934.    With a view to making available to the Parties the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Party to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a)   make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

          (b)   take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Parties, if requested pursuant to a Demand Registration, to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d)   furnish to any Party, so long as the Party owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Party of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        5.6    No Assignment of Demand Rights.    The rights to cause the Company to register Registrable Securities pursuant to Section 5.1 may not be assigned to third parties, including Permitted Transferees or Other Permitted Transferees.

        5.7    Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights that are more favorable than the registration rights of the Parties.

        5.8    Selection of Underwriters.    The Board of Directors shall have the right to designate, in their sole and absolute discretion, the book-running managing Underwriter (the "Managing Underwriter") with respect to any Piggyback Registration or Demand Registration, or with respect to any other underwritten public offering of Registrable Securities or other securities of the Company and shall select such additional Underwriters to be used in connection with the offering, if any. The Board of Directors shall also have the right to select one or more co-managers for each such offering if the Board of Directors, in their sole discretion, shall determine that any be necessary, and the underwriting fees related to any such offering shall be allocated among any such co-managers in such proportions as the Board of Directors shall determine. In the event of any such offering, the Managing Underwriter, the Company and any Selling Stockholders will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by the Managing Underwriter or other investment bankers of national standing acting in similar transactions.

        5.9    Underwriters' Cut-Backs.    The Company shall use all commercially reasonable efforts to cause the Managing Underwriter or any other managing Underwriter of a proposed underwritten offering (including an offering pursuant to a Demand Registration), as the case may be, to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 5.2 or pursuant to other piggyback registration rights, if any, granted by the Company ("Piggyback Securities") to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Party's Piggyback Securities in such offering unless such Party accepts the terms of the underwriting agreement between the Company and the Managing Underwriter (or other managing Underwriter) or Underwriters, and otherwise complies with the provisions of Section 5.10 below. If the managing Underwriter or Underwriters of a proposed underwritten offering advise the Company in writing that in its or their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to potentially impede or interfere with the offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the opinion of such managing Underwriter or Underwriters, be sold without any such potential to impede or interfere with the offering, pro rata among the holders of Registrable Securities on the basis of the number of Registrable Securities requested to be included in such registration by each such holder. In addition, if the Managing Underwriter or Underwriters of a proposed underwritten offering advise the Company in writing that in its or their opinion the total amount of Piggyback Securities of the Management Holders to be included in such offering is, as a result of such Management Holders' positions as employees and officers of the Company, sufficiently large to potentially impede or interfere with the offering, then the amount of Piggyback Securities of such Management Holders to be included in such offering shall be reduced to an amount, and allocated in a manner, that, in the opinion of the Management Underwriter or Underwriters, will not so impede or interfere with the offering.

        5.10    Participation.    No Party may participate in any underwritten registration under this Article 5 unless such Party (i) agrees to sell such Party's Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (iii) if requested by another Person participating in such underwritten registration, agrees that all securities convertible or exchangeable into shares of Common Stock that are included in such underwritten registration shall be so converted or exchanged on or prior to the consummation thereof.

        5.11    Termination or Postponement by the Company.    Notwithstanding anything herein to the contrary except in the case of a Demand Registration, at any time prior to the effectiveness of any registration statement filed pursuant hereto, the Company shall have the right, in its sole and absolute discretion, not to proceed with the registration of any securities pursuant to such registration statement and, in the event that the Company exercises such right, no holder of Registrable Securities shall have any right to require the Company to register any such Registrable Securities except in accordance with the express provisions of this Agreement. In the case of a registration statement filed pursuant Section 5.1, at any time after the filing of such registration statement but prior to the effectiveness thereof, the Company shall have the right to postpone requesting that the SEC declare such registration statement effective:

          (a)   for the Contractual Lock-up Period relating to any underwritten public offering of Company securities or any private placement of Company securities made pursuant to Rule 144A; and

          (b)   for a period of up to 90 days if the Company is engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders;

provided, however, that the Company may not postpone requesting the effectiveness of a registration statement filed pursuant to Section 5.1 pursuant to this Section 5.11 more than twice every 12 months. The Company may only terminate a Demand Registration and withdraw a registration statement filed pursuant to Section 5.1 with the consent of the Party submitting the Demand Request relating thereto or upon receipt of a request for such withdrawal from the SEC.

        5.12    Lock-Up Letters.    Each holder of Registrable Securities (whether or not such Registrable Securities are included in a registration statement pursuant hereto) agrees to execute a written agreement not to effect any public sale or distribution of the issue being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 180-day period (or shorter period permitted by the Managing Underwriter, if applicable) beginning on, the effective date of a registration statement filed pursuant hereto except as part of such registration if and to the extent requested by the Company, in the case of a non-underwritten public offering, or if and to the extent requested by the Managing Underwriter or managing Underwriter or Underwriters, as the case may be, in the case of an underwritten public offering.

ARTICLE 6

REGISTRATION PROCEDURES

        6.1    Procedures.

          (a)   The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with any registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

          (b)   Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event that makes any statement made in a registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (A) such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of a supplemented or amended prospectus contemplated by the description in this sentence and (B) if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to this sentence to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of this sentence.

        6.2    Registration Expenses.    In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees (including, without limitation, with respect to filings to be made with the National Association of Securities Dealers, Inc.), (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing on a securities exchange or inter-dealer or similar quotation system of the Registrable Securities if the Company shall choose to list such Registrable Securities, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, (vii) the reasonable fees and expenses of one counsel for the Selling Holders (collectively), (viii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (ix) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the National Association of Securities Dealers, Inc. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or, except as provided by clause (ii) or (vii) above, any out-of-pocket expenses of the Selling Holders (or the agents who manage their accounts).

        6.3    Suspension Periods.    In the event the Company has filed a registration statement that has been declared effective by the SEC (including a registration statement on Form S-3 under Rule 415 that provides for periodic resales by a Selling Holder), the Company may provide notice to the Parties hereto that the Company has elected to require the suspension of the sale by the Parties of Registrable

Securities (including securities registered under any such effective registration statement) (a "Suspension Period"):

          (a)   for the Contractual Lock-up Period relating to any underwritten public offering of Company securities or any private placement of Company securities made pursuant to Rule 144A; and

          (b)   for a period of up to 90 days if the Company is engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders;

provided, however, that the Company may not cause a Suspension Period to occur more than twice every 12 months.

ARTICLE 7

TERMINATION

        7.1    Termination.    This Agreement shall terminate upon the earlier of (i) the dissolution, liquidation or winding-up of the Company or (ii) December 21, 2010. A Person who ceases to hold any shares of Common Stock or Common Stock Equivalents and who ceases to beneficially own any shares of Common Stock or Common Stock Equivalents shall cease to be a Party and shall have no further rights or obligations under this Agreement.

ARTICLE 8

MISCELLANEOUS

        8.1    FESCO Stockholder Agent.    Each of the FESCO Parties hereby irrevocably appoints First Reserve Corporation to be the representative (the "FESCO Stockholder Agent") of the FESCO Parties following the Closing Date in any matter arising out of this Agreement. For any matter in which The Company is entitled to rely on or otherwise deal with the FESCO Parties, The Company shall be entitled to communicate solely with the FESCO Stockholder Agent and shall be entitled to rely on any such communications as being the desire and will of the FESCO Parties. Notice delivered to the FESCO Stockholder Agent in accordance with Section 8.7 hereof shall be deemed notice to all of the FESCO Parties. For purposes of this Agreement, each FESCO Party, without any further action on its part, shall be deemed to have consented to the appointment of First Reserve Corporation as the attorney-in-fact for and on behalf of each such FESCO Party, and the taking by the FESCO Stockholder Agent of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement. Accordingly, the FESCO Stockholder Agent has unlimited authority and power to act on behalf of each FESCO Party with respect to this Agreement and the disposition, settlement or other handling of all indemnification claims, amendments, waivers, and other rights or obligations arising from and taken pursuant to this Agreement. The FESCO Parties will be bound by all actions taken by the FESCO Stockholder Agent in connection with this Agreement, and the Company shall be entitled to rely on any action or decision of the FESCO Stockholder Agent. The FESCO Stockholder Agent will not incur any liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement, the FESCO

Stockholder Agent may rely on the advice of counsel, and the FESCO Stockholder Agent will not be liable to the FESCO Parties for anything done, omitted or suffered in good faith by the FESCO Stockholder Agent based on such advice. Notwithstanding the foregoing, none of the other Parties hereto will incur any liability to any FESCO Party with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement, in each case whether written or oral, or other document provided by the FESCO Stockholder Agent, and no action or inaction on the part to FESCO Stockholder Agent shall relieve any FESCO Party of its obligations hereunder to the other Parties hereto.

        8.2    Amendment.    Any provision of this Agreement may be altered, supplemented, amended or waived only by the written consent of each of (i) the Company (ii) the DLJ Parties and (iii) a majority of the outstanding shares of Common Stock owned by all Holders (including the DLJ Parties), except that (i) any Party may unilaterally waive any of its rights hereunder so long as such waiver is in writing and (ii) any provision of this Agreement may be altered, supplemented, amended or waived without the consent of the Management Holders unless such alteration, supplementation or amendment materially and adversely affects the rights set forth herein of the Management Holders differently from the manner in which such alteration, supplementation or amendment affects the rights hereunder of the other Parties. Notwithstanding the foregoing, no provision of this Agreement may be altered, supplemented, or waived in a manner adversely affecting the rights of any FESCO Party set forth herein, without the consent of such Party.

        8.3    Specific Performance.    The Parties and the Company recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the Parties and the Company may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

        8.4    Assignment.    Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties and the Company. No such assignment shall relieve the assignor from any liability hereunder. Any purported assignment made in violation of this Section 8.4 shall be void and of no force and effect.

        8.5    Stock Subject to this Agreement.    All shares of Common Stock and Common Stock Equivalents now owned or hereafter acquired by any of the Parties shall be subject to, and entitled to the benefits of, the terms of this Agreement. The Company shall cause any transferee or recipient of an original issuance of any shares of Common Stock or Common Stock Equivalents, other than such transferee or recipient in a Qualified IPO or any other public offering, to become a Party and be bound as if an original Party hereto.

        8.6    Legends.

          (a)   Each certificate for shares of Common Stock and Common Stock Equivalents held by any Person a party hereto shall bear (i) a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and (ii) a legend in substantially the following form:

    THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 2, 2004, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

          (b)   The restrictions on transfer of shares of Common Stock set forth in such legends (each, a "Restriction") shall cease and terminate as to any particular share of Common Stock when, in the opinion of counsel to a Holder, which opinion and counsel are reasonably satisfactory to the Company and which opinion shall be delivered to the Company in writing, either or both of such Restrictions are no longer required. Whenever any such Restriction shall cease and terminate as to any share of Common Stock, the holder thereof shall be entitled to receive from the Company, without expense to such older, new certificate(s) not bearing a legend or legends, as the case may be, stating such Restriction(s).

        8.7    Notices.    Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a "Notice") shall be given in writing by (i) reputable overnight courier, (ii) registered letter or (iii) telecopy with receipt confirmed, which shall be addressed or sent to the respective addresses as follows (or such other address as the Company or any Party may specify to the Company and all other Parties by Notice):

                      The Company:

                      Basic Energy Services, Inc.
                      400 W. Illinois, Suite 800
                      Midland, TX 79701
                      Phone: (432) 620-5500
                      Fax: (318) 570-0437

                      with a copy to:

                      Andrews Kurth LLP
                      600 Travis, Suite 4200
                      Houston, Texas 77002
                      Attention: David C. Buck
                      Phone: (713) 220-4200
                      Fax: (713) 220-4285

                      DLJ Parties:

                      DLJMB Funding III, Inc.
                      c/o Credit Suisse First Boston
                      Eleven Madison Avenue, 16th Floor
                      New York, New York 10010
                      Attn: Ben Silbert
                      Fax: (917) 326-8076

                      DLJMB Funding III, Inc.
                      c/o Global Energy Partners
                      1000 Louisiana, Suite 4600
                      Houston, Texas 77002
                      Attn: Steve Webster
                      Fax: (713) 890-1500

                      with a copy to:

                      Steven D. Rubin, Esq.
                      Weil, Gotshal & Manges LLP
                      700 Louisiana, Suite 1600
                      Houston, Texas 77002
                      (713) 546-5000
                      Fax: (713) 224-9511

                      First Reserve Fund VIII, LP:

                      First Reserve Fund VIII, L.P.
                      One Lafayette Place
                      Greenwich, Connecticut 06830
                      Attention: Thomas R. Denison
                      Phone: (203) 661-6601
                      Facsimile: (203) 661-6729

                      with a copy to:

                      Gibson, Dunn & Crutcher LLP
                      1801 California, Suite 4100
                      Denver, Colorado 80202
                      Attention: Steven K. Talley
                      Phone: (303) 298-5700
                      Facsimile: (303) 296-5310

                      Southwest Royalties Holdings, Inc.:

                      Southwest Royalties Holdings, Inc.
                      406 North Big Spring
                      Midland, Texas 79701
                      Attention: President

                      Southwest Partners II, L.P.:

                      Southwest Partners II, L.P.
                      406 North Big Spring
                      Midland, Texas 79701
                      Attention: General Partner

                      Southwest Partners III, L.P.:

                      Southwest Partners III, L.P.
                      406 North Big Spring
                      Midland, Texas 79701
                      Attention: General Partner

                      All Other Stockholders

                      At the address set forth immediately below their respective signatures on the signature pages hereto.

All Notices shall be deemed effective and received (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (ii) if given by overnight courier, on the business day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (iii) if given in person or by registered letter, when such Notice is delivered at the address specified above. No Party shall be entitled to receive a Notice hereunder (or a copy of a Notice delivered to the Company) if, at the time such Notice is to be sent, such Party (including its Affiliates and the employees of such Party and its Affiliates) no longer owns any shares of Common Stock.

        8.8    Confidentiality.

          (a)   The Parties shall, and shall cause their respective officers, directors, employees and agents and the respective subsidiaries and Affiliates of the Parties and their respective officers, directors, employees and agents to, hold confidential and not use in any manner detrimental to the Company or any of its Subsidiaries all information they may have or obtain concerning the Company or any of its Subsidiaries and their respective assets, business, operations or prospects ("Confidential Information"); provided, however, that the foregoing shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by a Party or any of its employees, agents, accountants, legal counsel or other representatives, (ii) information that is or becomes available to a Party or any of its employees, agents, accountants, legal counsel or other representatives on a nonconfidential basis prior to its disclosure by the Company or its employees, agents, accountants, legal counsel or other representatives, and (iii) information that is required to be disclosed by a Party or any of its employees, agents, accountants, legal counsel or other representatives as a result of any applicable law, rule or regulation of any governmental authority or stock exchange. If any Party desires to sell shares of Common Stock and in connection with such potential sale desires to disclose information regarding the Company to the potential purchaser in such sale which it is not permitted to disclose pursuant to the preceding sentence, such Party shall notify the Company of such Party's desire to disclose such information and shall identify the potential purchaser in such notification. The Company may require any such potential purchaser of shares of Common Stock to enter into a confidentiality agreement with respect to Confidential information on customary terms used in confidentiality agreements in connection with corporate acquisitions.

          (b)   Notwithstanding anything to the contrary set forth herein or in any other agreement to which the Parties hereto are Parties or by which they are bound, the obligations of confidentiality contained herein and therein (the "Confidentiality Obligations"), as they relate to the transactions contemplated by the Merger Agreement, dated as of January 7, 2003 (the "Merger Agreement"), by and among Basic, the Company and BES Merger Sub, Inc., a Delaware corporation, and the Agreement and Plan of Conversion, dated as of January 7, 2003 (the "Conversion Agreement"), by and among Basic, the Company, Basic Energy Services GP, LLC and Basic Energy Services LP, LLC, shall not apply to the "structure or tax aspects" (as such phrase is used in Section 1.6011-4T(a)(3) (or any successor provision) of the Treasury Regulations (the "Confidentiality Regulations") promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended) of the transactions contemplated by the Merger Agreement and the Conversion Agreement; provided, however, that the Confidentiality Regulations nevertheless shall apply to any and all items of information not required to be freely disclosable in order for the transactions contemplated by the Merger Agreement and the Conversion Agreement not to be treated as "offered under conditions of confidentiality" within the meaning of the Confidentiality Regulations.

        8.9    Counterparts.    This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and all such counterparts together shall constitute one and the same agreement of the parties hereto.

        8.10    Section Headings.    Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof

        8.11    Choice of Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to choice of law rules (other than New York General Obligations Law Section 5-1401), except to the extent, if any, that mandatory choice of law rules in effect in the State of New York require that any provision hereof be governed by and construed in accordance with the laws of the State of Delaware.

        8.12    Entire Agreement.    This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

        8.13    Cumulative Rights.    The rights of the Parties and the Company under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements.

        8.14    Severability.    If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        8.15    Submission to Jurisdiction.

          (a)   Any legal action or proceeding with respect to this Agreement, the shares of Common Stock or any document related thereto shall be brought solely in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Company and each Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b)   The Company and each Party irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company or such Party, respectively, at its address provided herein.

          (c)   Nothing contained in this Section 8.15 shall affect the right of any party hereto to serve process in any other manner permitted by law.

        8.16    Waiver of Jury Trial.    Each of the Parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, any shares of Common Stock, Common Stock Equivalents or any course of conduct, course of dealing, verbal or written statement or action of any Party hereto.

SIGNATURES CONTAINED ON SUCCEEDING PAGES

        IN WITNESS WHEREOF, the Parties hereto have executed this Stockholders' Agreement as of the date first above written, and shall become effective as of (and subject to the occurrence of) the Effective Date.

Basic Energy Services, Inc.
By:	/s/ KENNETH V. HUSEMAN

Name:	Kenneth V. Huseman

Title:	President

DLJMB FUNDING III, INC.*
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
DLJ ESC II, L.P.*
By:	DLJ LBO PLANS MANAGEMENT CORPORATION, its General Partner
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
DLJ OFFSHORE PARTNERS III, C.V.*
By:	DLJ Merchant Banking III, Inc., Managing General Partner
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
* DLJ Party. Notices shall be given to the New York address set forth in Section 8.7.

DLJMB PARTNERS III GMBH & CO. KG*
By:	DLJ Merchant Banking III, Inc., Manager of
DLJMB III, LLC, General Partner of
DLJ Merchant Banking III, L.P., Managing Limited Partner
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
DLJ MERCHANT BANKING PARTNERS III, L.P.*
By:	DLJ Merchant Banking III, Inc., Managing General Partner
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.*
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact

* DLJ Party. Notices shall be given to the New York address set forth in Section 8.7.

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.*
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.*
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
DLJ OFFSHORE PARTNERS III-1, C.V.*
By:	DLJ Merchant Banking III, Inc., Managing General Partner
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
DLJ OFFSHORE PARTNERS III-2, C.V.*
By:	DLJ Merchant Banking III, Inc., Managing General Partner
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
* DLJ Party. Notices shall be given to the New York address set forth in Section 8.7.

MILLENIUM PARTNERS II, L.P.*
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
MBP III PLAN INVESTORS, L.P.*
By:	DLJ LBO Plans Management Corporation II, as General Partner
By:	/s/ MICHAEL ISIKOW

Name:	Michael Isikow

Title:	Attorney-in-Fact
SOUTHWEST ROYALTIES HOLDINGS, INC.
By:	/s/ H. H. WOMMACK III

Name:	H. H. Wommack III

Title:	President
SOUTHWEST PARTNERS II, L.P.
By:	SOUTHWEST ROYALTIES HOLDINGS, INC., its General Partner
By:	/s/ H. H. WOMMACK III

Name:	H. H. Wommack III

Title:	President
* DLJ Party. Notices shall be given to the New York address set forth in Section 8.7.

SOUTHWEST PARTNERS III, L.P.
By:	SOUTHWEST ROYALTIES HOLDINGS, INC., its General Partner
By:	/s/ H. H. WOMMACK III

Name:	H. H. Wommack III
Title:	President
FIRST RESERVE FUND VIII, LP
By:

Name:
Title:
PETER O. KANE

Address:
MICHAEL D. SCHMID

Address:
JAY R. ANDERSON

Address:
P.O. Box 4448 116 North Piney Cottonwood Lane Marbleton, WY 83113
WILLIAM L. HUBBELL
/s/ WILLIAM L. HUBBELL

Address:
4505 S. Yosemite St., Unit 344 Denver, CO 80237

DONALD C. BUSHA REVOCABLE TRUST
By:	/s/ DONALD C. BUSHA
Name:	Donald C. Busha
Title:	Trustee
Address:
2735 64th Avenue Greeley, CO 80634
JAY D. HACKLIN

Address:
RANDY SPAUR
/s/ RANDY SPAUR

Address:
JOEY D. FIELDS
/s/ JOEY FIELDS

Address:
400 W. Illinois, Suite 800 Midland, TX 79701
DUB W. HARRISON
/s/ DUB W. HARRISON

Address:
400 W. Illinois, Suite 800 Midland, TX 79701

KENNETH V. HUSEMAN
/s/ KENNETH V. HUSEMAN

Address:
400 W. Illinois, Suite 800 Midland, TX 79701
JAMES J. CARTER
/s/ JAMES J. CARTER

Address:
400 W. Illinois, Suite 800 Midland, TX 79701
CHARLES W. SWIFT
/s/ CHARLES W. SWIFT

Address:
400 W. Illinois, Suite 800 Midland, TX 79701

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SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
RECITALS
ARTICLE 1 DEFINITIONS
ARTICLE 2 REPRESENTATIONS AND WARRANTIES
ARTICLE 3 MANAGEMENT OF THE COMPANY; ACTIVITIES OF THE PARTIES
ARTICLE 4 TRANSFER OF SECURITIES
ARTICLE 5 REGISTRATION RIGHTS; PIGGYBACK REGISTRATION
ARTICLE 6 REGISTRATION PROCEDURES
ARTICLE 7 TERMINATION
ARTICLE 8 MISCELLANEOUS